UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2011

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas  77002
(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code:  (713) 830-8775

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 7.01 — REGULATION FD
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 9, 2011, as further discussed in Item 2.03 below, Calpine Corporation (the “Company”) closed on a $1.3 billion first lien senior secured term loan (the “Term Loan”). The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.

The Company utilized the proceeds received from the Term Loan, together with operating cash on hand to fully retire the $1.4 billion credit agreement belonging to its wholly owned subsidiary, New Development Holdings, LLC, which includes the repayment of approximately $1.3 billion of term loan debt outstanding and the termination of a $100 million revolving credit facility (the “Former Term Loan Facility”) as a result of all parties completing their obligations under the Former Term Loan Facility in accordance with its repayment terms.  The Former Term Loan Facility was originally established to partially fund the acquisition of the power generation assets acquired from Conectiv Energy, a wholly owned subsidiary of Pepco Holdings, Inc. on July 1, 2010.

ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As disclosed above, the Company entered into and funded a $1.3 billion first lien senior secured term loan with Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”), Goldman Sachs Credit Partners L.P., as collateral agent and the lenders party thereto (the "Lenders"). This summary of the material terms of the Term Loan credit agreement (the “Credit Agreement”) does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Term Loan provides for a senior secured term loan facility in an aggregate principal amount of $1.3 billion and bears interest, at the Company’s option, at either (i) the Base Rate, equal to the higher of the Federal Funds Effective Rate plus 0.5% per annum or the Prime Rate (as such terms are defined in the Credit Agreement), plus an applicable margin of 2.25%, or (ii) LIBOR plus 3.25% per annum (subject to a LIBOR floor of 1.25%)

An aggregate amount equal to 0.25% of the aggregate principal amount of the Term Loan will be payable at the end of each quarter commencing on June 30, 2011, with the remaining balance payable on the maturity date  (April 1, 2018). The Company may elect from time to time to convert all or a portion of the Term Loan from initial LIBOR rate loans to Base Rate loans or vice versa. In addition, the Company may at any time, and from time to time, prepay the Term Loan, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent.  Partial prepayments shall be in an aggregate principal amount of $1 million or a whole multiple of $1 million in excess thereof, provided that any prepayment shall be first applied to any portion of the Term Loan that is designated as Base Rate loans and then LIBOR rate loans.

The Company may also reprice the Term Loan, subject to approval from the Lenders (as defined in the Credit Agreement). If a repricing transaction occurs prior to the first anniversary of the closing date that results in a prepayment, the Company will pay the Administrative Agent fees consisting of a prepayment premium of 1% of the principal amount that is being refinanced.  If a repricing transaction occurs prior to the first anniversary of the closing date that results in an amendment of the Term Loan, the Company will pay the Administrative Agent fees of 1% of the aggregate amount of the Term Loan outstanding immediately prior to the repricing transaction. The Company may elect to extend the maturity of any term loans under the Term Loan, in whole or in part subject to approval from those lenders  (as defined in the Credit Agreement) holding such term loans.

Subject to certain qualifications and exceptions, the Credit Agreement will, among other things, limit the Company’s ability and the ability of the guarantors to:

•	incur or guarantee additional first lien indebtedness;

•	enter into certain types of commodity hedge agreements that can be secured by first lien collateral;

•	enter into sale and leaseback transactions;

•	create liens; and

•	consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of Company’s restricted subsidiaries on a combined basis.

If a change of control triggering event occurs, the Company shall notify the Administrative Agent in writing and shall make an offer to prepay the entire principal amount of the Term Loan outstanding within thirty (30) days after the date of such change of control triggering event.

In connection with the Term Loan, the Company and its subsidiaries (subject to certain exceptions) have made certain representations and warranties and are required to comply with various affirmative and negative covenants. The Term Loan is subject to customary events of default included in financing transactions, including, among others, failure to make payments when due, certain defaults under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments. If an event of default arises from certain events of bankruptcy or insolvency, all amounts outstanding under the Term Loan will become due and payable immediately without further action or notice. If other events of default arise (as defined in the Credit Agreement) and are continuing, the lenders holding more than 50% of the outstanding Term Loan amounts (as defined in the Credit Agreement) may declare all the Term Loan amounts outstanding to be due and payable immediately.

ITEM 7.01 — REGULATION FD

On March 9, 2011, The Company announced the closing of the Term Loan described in Item 2.03 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 herewith.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description
10.1
Credit Agreement, dated March 9, 2011 among Calpine Corporation as borrower and the lenders party hereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as co-documentation agents and Goldman Sachs Bank USA as syndication agent.

99.1	Calpine Corporation Press Release dated March 9, 2011.*
__________
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
ZAMIR RAUF
Executive Vice President and
Chief Financial Officer

Date: March 9, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated March 9, 2011 among Calpine Corporation as borrower and the lenders party hereto, and Morgan Stanley Senior Funding, Inc., as administrative agent, Goldman Sachs Credit Partners L.P., as collateral agent, Citibank, N.A., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as co-documentation agents and Goldman Sachs Bank USA as syndication agent.

99.1	Calpine Corporation Press Release dated March 9, 2011.*
__________
*	Furnished herewith.